Exhibit 1

JOINT FILING STATEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is, and all subsequent amendments thereto shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) of Regulation 13D of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

DATED: July 3, 2014

Freestone Investments, LLC

By:	/s/ Scott W. Akins
Scott W. Akins
General Counsel

Freestone Capital Management, LLC

By:	/s/ Scott W. Akins
Scott W. Akins
General Counsel